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                                                                   EXHIBIT 4.1.3


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                          CHESAPEAKE ENERGY CORPORATION

                                       and

                     the Subsidiary Guarantors named herein

                    ----------------------------------------

                           7 7/8% SENIOR NOTES DUE 2004

                    ----------------------------------------


                                   ----------


                          EIGHTH SUPPLEMENTAL INDENTURE


                           DATED AS OF October 1, 2001

                                   ----------




                              THE BANK OF NEW YORK

                             as successor Trustee to

                     United States Trust Company of New York

                                   ----------





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         THIS EIGHTH SUPPLEMENTAL INDENTURE, dated as of October 1, 2001, is among Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), each of the parties identified under the caption "Subsidiary Guarantors" on the signature page hereto (the "Subsidiary Guarantors") and The Bank of New York, as successor to United States Trust Company of New York, as Trustee.

                                    RECITALS

         WHEREAS, the Company, the Subsidiary Guarantors a party thereto and the Trustee entered into an Indenture, dated as of March 15, 1997, as supplemented prior to the date hereof (the "Indenture"), pursuant to which the Company has originally issued $150,000,000 in principal amount of 7 7/8% Senior Notes due 2004 (the "Notes"); and

         WHEREAS, Section 9.1(3) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Holder to reflect the release of any Subsidiary Guarantor, as provided for in the Indenture; and

         WHEREAS, the Company has taken all actions required to effect the release, pursuant to Section 10.4 of the Indenture, of Chesapeake Canada Corporation, an Alberta, Canada corporation ("Chesapeake Canada"), as a Subsidiary Guarantor; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Eighth Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                    ARTICLE 1

         Section 1.01. This Eighth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

         Section 1.02. This Eighth Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

                                    ARTICLE 2

         Chesapeake Canada shall for all purposes be released as a Subsidiary Guarantor from all of its Guarantee and related obligations in the Indenture, pursuant to Section 10.4 of the Indenture. The notation on the Securities relating to the Guarantee shall be deemed to exclude the name of Chesapeake Canada and the signature of an Officer of Chesapeake Canada on its behalf.






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                                    ARTICLE 3

         Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Eighth Supplemental Indenture. This Eighth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         Section 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS EIGHTH SUPPLEMENTAL INDENTURE.

         Section 3.04. The parties may sign any number of copies of this Eighth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.


                          [NEXT PAGE IS SIGNATURE PAGE]






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         IN WITNESS WHEREOF, the parties hereto have caused this Eighth
Supplemental Indenture to be duly executed, all as of the date first written above.

                                  COMPANY:

                                  CHESAPEAKE ENERGY CORPORATION


                                  By       /s/ AUBREY K. MCCLENDON
                                    -------------------------------------------
                                  Name:    Aubrey K. McClendon
                                       ----------------------------------------
                                  Title:   Chief Executive Officer
                                        ---------------------------------------


                                  SUBSIDIARY GUARANTORS:

                                  THE AMES COMPANY, INC.
                                  CHESAPEAKE ACQUISITION CORPORATION
                                  CHESAPEAKE ROYALTY COMPANY
                                  NOMAC DRILLING CORPORATION
                                  CHESAPEAKE ENERGY LOUISIANA
                                  CORPORATION
                                  CHESAPEAKE OPERATING, INC.
                                  CHESAPEAKE MOUNTAIN FRONT CORP.
                                  GOTHIC ENERGY CORPORATION
                                  GOTHIC PRODUCTION CORPORATION


                                  By       /s/ AUBREY K. MCCLENDON
                                    -------------------------------------------
                                  Name:    Aubrey K. McClendon
                                       ----------------------------------------
                                  Title:   Chief Executive Officer
                                        ---------------------------------------


                                  CHESAPEAKE EXPLORATION LIMITED
                                  PARTNERSHIP
                                  CHESAPEAKE LOUISIANA, L.P.
                                  CHESAPEAKE PANHANDLE LIMITED
                                  PARTNERSHIP
                                  CHESAPEAKE-STAGHORN ACQUISITION L.P.

                                    By: Chesapeake Operating, Inc. as general
                                        partner of each representative entity


                                    By   /s/ AUBREY K. MCCLENDON
                                      -----------------------------------------
                                    Name:    Aubrey K. McClendon
                                         --------------------------------------
                                    Title:   Chief Executive Officer
                                          -------------------------------------

                                  ARKOMA PITTSBURG HOLDING
                                  CORPORATION


                                  By       /s/ HENRY J. HOOD
                                    -------------------------------------------
                                  Name:    Henry J. Hood
                                       ----------------------------------------
                                  Title:   President
                                        ---------------------------------------


                                  TRUSTEE:

                                  THE BANK OF NEW YORK, as successor to
                                  United States Trust Company of New York, as Trustee


                                  By       /s/ LOUIS P. YOUNG
                                    -------------------------------------------
                                  Name:    Louis P. Young
                                       ----------------------------------------
                                  Title:   Authorized Signer
                                        ---------------------------------------